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                                                                 EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan, the 1997 Employee Stock Purchase Plan, the 1997 Non-U.S. Employee Stock Purchase Plan and the 1997 Director Option Plan of International Manufacturing Services, Inc. of our report dated April 25, 1996 with respect to the consolidated financial statements and schedule of International Manufacturing Services, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1998.

ERNST & YOUNG LLP

San Jose, California
July 29, 1998